EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 21, 1997 (except with respect to the matter discussed in Note 14, as to which the date is April 17, 1997) included in the Food 4 Less Holdings, Inc. Form 10-K for the year ended February 2, 1997 and to all references to our Firm included in this Registration Statement.


                                        ARTHUR ANDERSEN LLP

Los Angeles, California
February 19, 1998
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for Hughes Markets, Inc. and Subsidiaries dated May 10, 1996, except for the matters disclosed in Note 11 for which the date is November 20, 1996, included in Quality Food Centers, Inc.'s previously filed Form 8-K/A dated February 20, 1997 and to the reference to our Firm under the "Experts" section included in or made a part of this registration statement.


                                         ARTHUR ANDERSEN LLP

Los Angeles, California
February 19, 1998